Exhibit 10.10
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE ARCHERDX, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ARCHERDX, INC. IF PUBLICLY DISCLOSED.

SUPPLY AND MANUFACTURING AGREEMENT
(the "Agreement")

As of December 16, 2014 ("Effective Date") between QIAGEN Inc., a California corporation having its principal office at 19300 Germantown Road, Germantown, MD 20874 ("QIAGEN"), and ArcherDX, Inc., a Delaware corporation ("ArcherDX") having its principal office at Flatiron Park West, Building B, 2477 55th Street, Suite 202, Boulder, CO 80301; QIAGEN and ArcherDX also referred to as "Party" and jointly as "Parties".
WHEREAS QIAGEN is skilled and experienced in the development, manufacture and marketing of superior quality enzymes and buffers.
WHEREAS ArcherDX wishes to purchase from QIAGEN certain products as defined herein and QIAGEN is willing to supply and sell the same to ArcherDX on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1.	DEFINITIONS
Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.
1.1    "Affiliate" shall mean any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. For purposes of this definition, "control" shall mean ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.
1.2    "Agreement" shall mean this Supply and Manufacturing Agreement.
1.3    "Calendar Year" shall mean a period from January 1st until December 31st of each year.
1.4    "Forecast" shall have the meaning set forth in Section 2.4.
1.5    "Party" or "Parties" has the meaning set forth in the first paragraph of this Agreement.

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1.6        "Product" shall mean any Product listed in Annex 1.6. Products are molecular biological reagents that are intended for general laboratory applications and may be used to collect, prepare, or examine specimens from the human body. The Products are not intended for any specific diagnostic purpose. It is the sole responsibility of ArcherDX to determine the appropriate use of the Products in any specific application. It is also the sole responsibility of ArcherDX to comply with any regulatory requirements applicable to regulated diagnostic products that incorporate the Products.
1.7    "Specifications" shall mean the specifications described in Annex 1.7.
1.8    "Term" shall have the meaning set forth in Section 6.1.
1.9    "Third Party" means any entity other than QIAGEN, ArcherDX and their respective Affiliates.
1.10    "Price" shall mean the applicable price of the Product set forth in Annex 1.6 to this Agreement.
1.11    "GMP" shall mean current good manufacturing practice and standards as provided for (and as amended from time to time) in the Current Good Manufacturing Practice Regulations of the U.S. Code of Federal Regulations Title 21 (21 CFR §§ 820) and the most recent approved U.S., European, or other applicable laws, regulations or respective guidance documents subsequently established by a governmental or regulatory authority, and any arrangements, additions or clarifications agreed from time to time between the Parties.
1.12    "Escrow" shall mean the secure storage of QIAGEN SOPs, formulations, know-how, processes, batch records and other documents and materials required to manufacture the Products.
1.13    "Specified Agreements" shall mean the supply agreements by and between Enzymatics and Ignyta, and by and between Enzymatics and Loxo Oncology,

2.	TERMS OF SUPPLY
2.1    Supply. QIAGEN commits itself to supply and ArcherDX commits itself to buy the Products based on the terms of this Agreement.
2.2    Limited Use. The Products shall be solely used as components in ArcherDX kits for resale to end-users and ArcherDX shall not re-sell as stand-alone items or components for OEM partners.
2.3    Customs and Export Control Regulations. ArcherDX shall comply with all applicable customs and export control regulations In particular, without limitation, ArcherDX shall refrain from any transactions in relation to the goods delivered by QIAGEN which would violate

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any sanctions, embargoes or foreign trade restrictions issued by European Community or the Unites States of America or any applicable national export law (A breach of this obligation by ArcherDX shall be considered a material breach of this Agreement.
2.4    Forecast. ArcherDX shall provide QIAGEN within 30 days from execution of this Agreement with a 12-months monthly rolling written forecast (the "Forecast"), setting out ArcherDX's quarterly requirements of the Product. The Forecast for the immediately following quarter shall constitute a binding purchase obligation.
2.5    Orders. ArcherDX will order the Product by providing QIAGEN with written purchase orders which shall contain the purchase order number, the Product Specifications, name and quantity (which shall not deviate from the forecasted quantities) and total purchase price of the Product in US dollars. Product specifications can be included in the purchase order or attached as separate documents. ArcherDX shall solely be responsible for the planning and maintenance of its inventory. ArcherDX will not place more than one order per month unless agreed to in writing by QIAGEN for every purchase order in excess of the permitted order. Contact for order placement is _________________________.
2.6    Supply Obligation. QIAGEN shall use commercially reasonable efforts to manufacture and deliver those quantities of the Product duly forecasted by ArcherDX and to fill ArcherDX's orders in excess thereof.
2.7    Delivery. QIAGEN shall deliver Product which is duly forecasted and ordered by ArcherDX within thirty (30) working days of receipt of the complete purchase order from ArcherDX. QIAGEN shall use commercially reasonable efforts to deliver Product which is not duly forecasted and ordered by ArcherDX within sixty (60) working days of receipt of the complete purchase order from ArcherDX. Delivery will be made EXW QIAGEN's facility in Beverly, Massachusetts (Incoterms 2010).
2.8    Shortages. In the event that any shipment of Product is short in quantity with respect to the order, ArcherDX shall notify QIAGEN in writing within a period of thirty (30) days from shipment. QIAGEN shall make commercially reasonable efforts to make up the shortage within 90 days.
2.9    Terms and Conditions. The supply of the Product hereunder shall be exclusively subject to the terms and conditions of this Agreement. Any other terms and conditions referred to by either Party shall have no effect and are hereby expressly excluded.
2.10    Transport Packaging. All Product delivered pursuant to this Agreement shall be packed for shipment in QIAGEN's standard containers.
2.11    Certificate of Analysis. QIAGEN shall send an electronic copy of a Certificate of Analysis with each lot of Product delivered. No special testing shall be required for the Product. An example of the Certificate of Analysis is enclosed in Annex 2.11.

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2.12    Entry Inspection. In the event that the delivered Product fails to comply with the Specifications at the time of its receipt by ArcherDX or in the event that any delivered quantity of Product falls short of the ordered quantity, ArcherDX shall notify QIAGEN in writing within a period of 14 (fourteen) days from receipt of the respective delivery of Products. QIAGEN shall without undue delay replace nonconforming Products or make up the shortage as the case may be, at the expense of QIAGEN, or, at QIAGEN's option, refund the price of such Products or give ArcherDX a credit equal to the price of such Products provided that ArcherDX has already paid for such Product. If so directed by QIAGEN, ArcherDX shall at QIAGEN's expense return nonconforming Products to QIAGEN's manufacturing facilities, using such carrier and such delivery dates and terms as QIAGEN may reasonably specify. In the event of a dispute between the parties regarding conformance to the Specifications, ArcherDX shall submit the Product to an independent third party laboratory (the "Laboratory") to be mutually agreed upon by the Parties for testing. The Laboratory shall render its determination as arbitral expert and the determination of the Laboratory shall be final and binding on the Parties. The Party against which the Laboratory rules shall bear the costs of the Laboratory
2.13    Technology Transfer for Specified Agreements. In the event that QIAGEN is unable to supply the Product in accordance with any purchase order, or otherwise in accordance with the terms of this Agreement, within sixty (60) days after the firm delivery date for such purchase order, or a technology transfer provision of a Specified Agreement is invoked, then upon ArcherDX's written request QIAGEN shall (i) grant to ArcherDX, and hereby grants to ArcherDX, a worldwide, royalty-free (except royalty-bearing licenses from third parties in effect and disclosed to ArcherDX in advance of such license grant) non-exclusive right and license, with the right to grant sublicenses solely for the purpose of complying with technology transfer obligations under the Specified Agreements, under all relevant, QIAGEN intellectual property to make, have made, use, import and export Products; and (ii) provide, or release from Escrow, to ArcherDX or its designee (which may include another manufacturer or a party to a Specified Agreement) with all assistance and materials, including but not limited to SOPs, formulations, know-how, processes, batch records and other documents and materials as ArcherDX may reasonably request, to enable ArcherDX or a Third Party to manufacture the Products provided that QIAGEN shall not be obliged to expense more than 160 hours of working time for such assistance. Each of ArcherDX and any third party that ArcherDX designates to manufacture the Products must also agree in writing with QIAGEN to observe the terms of this Agreement relating to confidentiality of Products and QIAGEN's proprietary rights and information transferred pursuant to this Section 2.13, in particular, the identification and protection of QIAGEN trade secrets. ArcherDX or its designee may continue to exercise the licensed rights provided in this Section 2.13 only until the technology transfer obligations under a Specified Agreement are terminated and/or QIAGEN notifies ArcherDX that it is again able to supply ArcherDX's Products requirements and has successfully delivered Products from two consecutive purchase orders after such notification in full conformity with this Agreement, whichever condition is applicable. If a technology transfer provision is invoked in a Specified Agreement, and at the request of the Third Party which invoked the technology transfer provision, QIAGEN shall use commercially reasonable efforts to enter into an agreement to supply Product,

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on essentially equal terms as, to the other party in the Specified Agreement, as in this Agreement. If a technology transfer provision is invoked in a Specified Agreement, and QIAGEN has not failed to supply the Product in accordance with any purchase order, or otherwise in accordance with the terms of this Agreement, within sixty (60) days after the firm delivery date for such purchase order, then ArcherDX will fully reimburse and compensate QIAGEN for all related costs related to the technology transfer.
2.14    Technology Transfer. In the event that QIAGEN is unable to supply the Product in accordance with any purchase order, or otherwise in accordance with the terms of this Agreement, within sixty (60) days after the firm delivery date for such purchase order, then upon ArcherDX's written request QIAGEN shall (i) grant to ArcherDX, and hereby grants to ArcherDX, a worldwide, royalty-free (except royalty-bearing licenses from third parties in effect and disclosed to ArcherDX in advance of such license grant) non-exclusive right and license, with the right to grant sublicenses solely for the purpose of complying with technology transfer obligations under the Third Party agreements, under all relevant, QIAGEN intellectual property to make, have made, use, import and export Products; and (ii) provide, or release from Escrow, to ArcherDX or its designee (which may include another manufacturer or a Third Party to a ArcherDX agreement) with all assistance and materials, including but not limited to SOPs, formulations, know-how, processes, batch records and other documents and materials as ArcherDX may reasonably request, to enable ArcherDX or a Third Party to manufacture the Products, provided that QIAGEN shall not be obliged to expense more than 160 hours of working time for such assistance. Notwithstanding the foregoing, ArcherDX shall use commercially reasonable efforts not to accept technology transfer obligations in future Third Party Agreements. Each of ArcherDX and any Third Party that ArcherDX designates to manufacture the Products must also agree in writing with QIAGEN to observe the terms of this Agreement relating to confidentiality of Products and QIAGEN's proprietary rights and information transferred pursuant to this Section 2.14, in particular, the identification and protection of QIAGEN trade secrets. ArcherDX or its designee may continue to exercise the licensed rights provided in this Section 2.14 only until QIAGEN notifies ArcherDX that it is again able to supply ArcherDX's Products requirements and has successfully delivered Products from two consecutive purchase orders after such notification in full conformity with this Agreement. If a technology transfer provision is invoked in an agreement by ArcherDX, and at the request of the Third Party which invoked the technology transfer provision, QIAGEN shall use commercially reasonable efforts to enter into an agreement to supply Product, on essentially equal terms as, to the other party in the Third Party agreement, as in this Agreement.
2.15    Technology Transfer due to Termination In the event that QIAGEN terminates prematurely the Agreement for any reason except for conduct by ArcherDX described in Section 6.2, QIAGEN shall (i) irrevocably grant to ArcherDX, and hereby grants to ArcherDX, a worldwide, royalty-free (except royalty-bearing licenses from third parties in effect and disclosed to ArcherDX in advance of such license grant) right and license, with the right to grant sublicenses, under all of QIAGEN intellectual property to make, have made, use, import and export Products; and (ii) provide, or release from Escrow, to ArcherDX or its designee (which may include another manufacturer) with all assistance and materials, including but not limited to SOPs, formulations, know-how,

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processes, batch records and other documents and materials as ArcherDX may reasonably request, to enable ArcherDX or a third party to manufacture the Products, at no cost to ArcherDX or such third party provided that QIAGEN shall not be obliged to expense more than 160 hours of working time for such assistance. In the event of a termination of the Agreement by QIAGEN after the initial term of the Agreement, QIAGEN shall provide a license pursuant to (i) above and documentation transfer pursuant (ii) above against reimbursement of the related cost.

3.	QUALITY
3.1    Changes to the Specifications and Processes. QIAGEN shall provide ArcherDX with at least sixty (60) days' written notice of any material change to the manufacturing equipment or manufacturing process of the Products, or any material improvement in the Products.
3.2    Certifications. QIAGEN carries valid ISO9001 and ISO13485 certificates and QIAGEN maintains a quality management system aligned to the goals of both certifications, the scope of which is the manufacture of molecular diagnostic products according to customer specification. QIAGEN provides upon request of ArcherDX copies of ISO9001 and ISO13485 certificates as well as each update thereof. QIAGEN can provide their Quality Manual upon request.
3.3    Changes. QIAGEN reserves the right to make improvements to the manufacturing process of the Products. QIAGEN will notify ArcherDX in writing in advance of any performance-relevant improvements.
3.4    Right of Inspection. Upon reasonable prior notice, and at mutually agreed upon times, with thirty (30) days advance notice, and except 'for cause' audits, QIAGEN shall, from time to time during the term of this Agreement, allow representatives of ArcherDX to tour and inspect all facilities for manufacturing of the Products, instrumentation, complaint handling, distribution, storage, shipment or other handling of Products by QIAGEN and all agents and subcontractors retained by QIAGEN for the purposes of this Agreement. As a condition of provision of access to facilities, quality documentation, all information obtained by ArcherDX as a result of such access shall be Confidential Information under this Agreement, regardless of whether or not such information is reduced to writing, unless such information falls into any of the categories set forth in (a) through (d) of the definition of "Confidential Information."

4.	PRICE AND PAYMENT
4.1    Price. The Products sold to ArcherDX under this Agreement are specified in Annex 1.6 attached hereto. QIAGEN will in each calendar year grant a constant discount on all purchases of ArcherDX of the Product.
4.2    Additional Charges. All Prices are exclusive of VAT and other taxes imposed by any government authority, all of which costs and taxes shall be borne by ArcherDX. In the event QIAGEN is required to prepay any such tax or fee, ArcherDX will reimburse QIAGEN promptly upon receipt by ArcherDX of documentation reasonably acceptable to ArcherDX supporting

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QIAGEN's prepayment. When applicable, any such charges shall be stated as separate line items on QIAGEN' invoice(s).
4.3    Price Adjustments. The Price set forth in Annex 1.6 shall be firm until the end of the calendar year 2015. Thereafter, the Price will be adjusted once annually proportionally to the change of QIAGEN's list price for the Product (in relation to the list price of the respective previous year, but such increases shall not [**], as required by increase in costs to QIAGEN for supplying Product. [**]
4.4    Invoicing and Payment. Payment for each invoice shall be made by ArcherDX in US dollars within thirty (30) days from the date of such invoice or delivery of the respective order, whichever is later. Any invoices which remain unpaid more than thirty (30) days beyond the scheduled payment due date may be subjected to an interest charge at a rate of one point two-five (1.25) % per month, calculated from the scheduled payment due date forward.

5.	CONFIDENTIALITY
5.1    Confidentiality Obligation. During the term of this Agreement and for five (5) years thereafter, each Party (each a "Receiving Party") shall keep all confidential information received from the other Party ("Disclosing Party") strictly confidential. Confidential information means any information explicitly marked "confidential" and/or any information that must reasonably be considered to be confidential information of the Disclosing Party by the Receiving Party ("Confidential Information"). Each Party agrees not to disclose any such information to any Third Party, except to their respective Affiliates and as permitted hereunder, without first obtaining the Disclosing Party's written consent. Each Party further agrees to ensure that any such information shall not be used by its Affiliates, directors, officers, employees or agents, except on same terms of confidentiality as stated herein.
5.2    Exceptions. The above obligation of confidentiality shall not apply to that part of such information which the Receiving Party is able to demonstrate
5.2.1    was fully in its possession prior to receipt from the Disclosing Party or has been independently developed as shown by respective documents; or
5.2.2    was in the public domain at the time of receipt from the Disclosing Party; or
5.2.3    became part of the public domain through no fault of the Receiving Party; or
5.2.4    was lawfully received from a Third Party having a right of further disclosure; or

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5.2.5    is required to be disclosed by law, provided that the Party who is required to make the disclosure shall consult and cooperate with the Disclosing Party as soon as reasonably possible to prevent or limit such disclosure to the maximum extent permitted by law.
5.3    Publicity. Neither Party may publicly disclose the terms of this Agreement without the prior written consent of the other Party; provided, however, that either Party may make such a disclosure to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, or to prospective purchasers of stock or assets of such Party, or to such Party's financial or legal advisors, who, in any case, have entered into confidentiality obligations comparable in scope to the obligations set forth in this Agreement. In the event that such disclosure is made as aforesaid, the disclosing Party shall provide the other Party with notice beforehand and to coordinate with the other Party to the maximum extent possible with respect to the wording and timing of any such disclosure.
5.4    Public Announcement. Except as may otherwise be expressly set forth herein, neither Party shall make or issue any press release, statement or other public announcement regarding the contents, existence or formation of this Agreement and shall not otherwise use the name, trademark(s), service mark(s) or logo(s) of the other Party in any advertisements or commercial promotions, without the prior written consent of the other Party.

6.	TERM; TERMINATION
6.1    Term. The initial term of this Agreement shall be for the term of ten (10) years (the "Initial Term") commencing on the Effective date. At the expiration of the Initial Term, this Agreement will automatically renew for successive one (1) year periods (each a "Renewal Term" and collectively with the Initial Term the "Term") unless a party provides the other parties with notice of its intent not to renew this Agreement at least ninety (90) days prior to the expiration of the then current term.
6.2    Termination.
6.2.1    Termination for Breach. In the event that either Party defaults or breaches any material term of this Agreement on its part to be performed or observed, the other Party shall have the right to terminate this Agreement by giving thirty (30) days' written notice to the defaulting Party; provided, however, that in the case of a default or breach capable of being cured, if the said defaulting Party shall cure the said default or breach within ninety (90) days after the said notice shall have been given, then the said notice shall not be effective.
6.2.2    Termination for IP infringements. In the event that the supply of QIAGEN the Product hereunder should directly or indirectly result in the infringement of Third Party intellectual property rights, the affected Party shall be entitled to terminate the supply of the relevant Product on thirty (30) business days' notice unless the other Party remedies the infringement to the

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reasonable satisfaction of the terminating party (by canceling the relevant customer contract, licensing the Third Party intellectual property rights or otherwise) within such period.
6.2.3    Termination for Bankruptcy. In the event that either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.
6.3    Effect of Termination. Upon expiration or termination of this Agreement for any reason (a) each Party shall, except as otherwise provided in this Agreement, return or destroy all Confidential Information of the other Party; provided, that each Party may retain one copy for archival purposes only; (b) ArcherDX shall return to QIAGEN all documentation of every kind related to the Product and cease all use of such documentation; (c) except for a termination for failure of ArcherDX to pay amounts due under this Agreement, ArcherDX's orders for the Product received by QIAGEN prior to the effective date of termination shall be fulfilled in accordance with the terms and conditions of this Agreement; and (d) ArcherDX shall pay all amounts due to QIAGEN in accordance with this Agreement for all conforming Product delivered through the date of such termination, including any Price reconciliation payments required pursuant to Section 5.
6.4    Surviving Provisions. Termination of this Agreement for any reason shall be without prejudice to rights which expressly survive termination in accordance with the terms of this Agreement, including without limitation, the rights and obligations of the Parties provided in Section 5 and Sections 6.3 and 6.4, which shall survive such termination.

7.	WARRANTIES AND LIABILITY.
7.1    Non-Conformities. QIAGEN hereby warrants that at the time of receipt by ArcherDX, the Product shall conform to the Specifications. In case of non-conformity of the Products with the Specifications, ArcherDX shall only be entitled to require replacement of the non-conforming goods or full delivery (as the case may be). Otherwise no other liability for any defects than complete delivery shall be applicable.
7.2    Limitation of Liability of QIAGEN.
7.2.1    QIAGEN shall only be liable for direct damages and reimbursement of expenses in the amount of the typical and foreseeable losses resulting from grossly negligent violations of QIAGEN's essential contractual obligations or fundamental obligations and for damages caused by QIAGEN's employees as a result of gross negligence or intention without violating essential contractual provisions or fundamental obligations.
7.2.2    The limitation period for claims of the ArcherDX resulting from non-conformities of the Products shall be one (1) year following delivery of the goods. This limitation

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period shall also apply for claims based on damages resulting from defects of the Products. Should the ArcherDX be in default of acceptance, then the limitation period shall start to run upon the transfer of risk. Claims of the ArcherDX other than claims based on defects, in particular, claims on the basis of accessory obligations shall be time-barred two years after delivery of the products (or transfer of risk, as the case may be).
The liability of QIAGEN and its employees and agents for any damages shall be limited to the value of ArcherDX's respective order. This limitation of liability shall not apply in cases where the damage was caused by or relates to intentional misconduct or gross negligence, fraudulently non-disclosed defects, or for personal injury and death.
7.2.3    No warranty claims or damage claims or reimbursement of expenses shall be allowed in the event of inappropriate handling and processing of QIAGEN's products.
7.2.4    QIAGEN MAKES NO REPRESENTATION OR WARRANTY THAT THE PRODUCT AND ITS INTENDED USE BY ARCHERDX AND/OR ITS END-CUSTOMERS DOES NOT INFRINGE ON ANY VALID PATENT OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY AND ANY LIABILITY OF QIAGEN REGARDING SUCH USE IS HEREBY EXCLUDED. QIAGEN DOES NOT WARRANT MERCHANTABILITY OR FITNESS OF THE PRODUCTS FOR THE USE INTENDED BY ArcherDX.
7.3    Indemnification by the Parties. ArcherDX and QIAGEN shall indemnify, defend and hold harmless the other Party and its officers, directors, employees, agents and representatives (collectively the "Indemnitees") from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorneys' fees) ("Losses") in connection with any third party claims arising out of (i) any breach by the other Party of any of its obligations and,(ii) any third-party claims, including but not limited to any claims for infringement of intellectual property rights; provided that both Parties shall not be required to indemnify the other Parties' Indemnitees to the extent such Losses arise from the other Parties' Indemnitee gross negligence, fraud, or willful or deliberate misconduct.

8.	MISCELLANEOUS
8.1    Notices. All notices shall be in writing addressed as follows, or to such other address as may be designated from time to time:
If to QIAGEN:
QIAGEN Legal Department
19300 Germantown Road
Germantown, MD 20874

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If to ArcherDX:
ArcherDX, Inc.
2477 55th Street at Flatirons West
Suite 202
Boulder, CO 80301
Attention: Jason Myers
With a copy to:
8.2    Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the application of principles of conflicts of law. The United Nations Convention of Contracts for the International Sale of Goods shall have no application to this Agreement and is hereby excluded. If either Party shall institute a legal action against the other arising out of this
Agreement, then the prevailing Party in such action shall be entitled, to the fullest extent permitted by applicable law, to recover from the other Party its actual attorneys' fees and all other expenses incurred in connection with such action or proceeding, in addition to all other recoverable court costs. In case that such Party does not prevail in all aspects of the submitted claim, such fees and costs shall be allocated between the Parties on a pro rata basis commensurate with the partial success of the claim as determined by the court.
8.3    Waiver of Jury Trial. THE PARTIES AGREE AND ACKNOWLEDGE THAT THEY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, and shall apply to any subsequent amendments, renewals, or modifications to this Agreement or any Exhibit to this Agreement.
8.4    Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more

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instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.
8.5    Independent Contractors; No Agency or Partnership. The relationship between QIAGEN and ArcherDX is that of independent contractors. Nothing contained in this Agreement shall give either Party the right to bind the other, or be deemed to constitute the Parties as agents for the other or as partners with each other or any Third Party.
8.6    Assignment and Successors. This Agreement may not be assigned by either Party without the written consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates. Notwithstanding the foregoing, either Party may transfer or assign its rights and obligations under this Agreement (a "Divisional Sale"), without the consent of the other Party, to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. Notwithstanding anything herein to the contrary, without the prior written consent of QIAGEN which may be granted or withheld in QIAGEN's sole discretion, in the event of (a) a Divisional Sale by ArcherDx, (b) a Change in Control of ArcherDx, or (c) an assignment of this Agreement by ArcherDx to other than an Affiliate of ArcherDx, the Products supplied hereunder shall not be combined, included or packaged for sale with any product other than the ArcherDx products sold prior to the consummation of any such transaction, or modifications, improvements, enhancements, new versions or updates, or new uses or applications of such ArcherDX products ("ArcherDx Legacy Products"); which ArcherDx Legacy Products, for the avoidance of doubt, shall not include the products of the acquiror, successor or surviving company in any such transaction.
For purposes hereof, a "Change in Control of ArcherDx" means:

(a)
the acquisition of ArcherDx by another entity by means of (i) a transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of ArcherDx, or (ii) a sale, license, assignment or transfer of all or substantially all of the assets of ArcherDx, in each case, unless, following any such transaction or series of related transactions in clauses (i) or (ii), all or substantially all of the individuals and entities who were the owners of the outstanding voting securities of ArcherDx immediately prior thereto beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the company resulting from such transaction(s) (including a company which as a result of such transaction owns ArcherDx or all or substantially all of ArcherDx assets either directly or through one or more subsidiaries); or

(b)	the acquisition by any person or other entity, including any person or group as defined in Paragraphs 3(a)(9) and 13(d), 14(d) and Rule 13d-5 of the Securities

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Exchange Act of 1934, as amended, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of ArcherDx.
8.7    Force Majeure. Neither QIAGEN nor ArcherDX shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of QIAGEN or ArcherDX including any civil commotion, strike or other industrial dispute.. In the event of such force majeure, the Party affected thereby shall (a) promptly notify the other Party in writing and (b) use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder. If such failure shall continue for a period of more than three (3) calendar months, the other Party may terminate this Agreement upon written notice to the Party affected.
8.8    Integration; Severability. This Agreement is the sole agreement with respect to the subject matter hereof and supersedes all other agreements between the Parties with respect to same. Should any provision of this Agreement be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall, to the extent permitted by law, be deemed replaced by such valid, effective and enforceable provision as comes closest to the economic intent and purpose of such invalid, ineffective or unenforceable provision. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.
[Signature page follows]

Certificate of Analysis (Product Number) Rev (Number)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

QIAGEN, INC.

By:	/s/ Peer M. Schatz
Name: Peer M. Schatz
Title: President & CEO

ARCHERDX, INC.

By:	/s/ Christian LaPointe
Name: Christian LaPointe
Title: President
[Signature Page to Supply and Manufacturing Agreement]